Exhibit 10.3

SECOND AMENDMENT TO THE
BERRY GLOBAL GROUP, INC.
2015 LONG-TERM INCENTIVE PLAN

This SECOND AMENDMENT is made this 30th day of April, 2025, by Amcor plc (hereinafter called the “Company”).

WITNESSETH:

WHEREAS, in accordance with the Agreement and Plan of Merger, dated as of November 19, 2024, by and among the Company, Berry Global Group, Inc. (“Berry”) and other parties thereto (the “Merger Agreement”), the Company assumed the Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan, as amended from time to time (the “Plan”);

WHEREAS, the Board reserved the right to amend the terms of the Plan under Section 5.9 of the Plan, subject to the Stockholders’ approval, if applicable; and

WHEREAS, the Board desires to amend the Plan to reflect the Company’s assumption of the Plan;

NOW, THEREFORE, IT IS RESOLVED, that the Plan is hereby amended as follows:

1.             By deleting every instance of “Berry Global Group, Inc.”, including in the Plan’s name, and substituting therefor “Amcor plc”.

2.             By amending and restating the following definitions of the Plan as follows:

(a)             “Board of Directors” means the Board of Directors of Amcor plc, a public limited company incorporated under the Laws of the Bailiwick of Jersey (and any successor thereto) (“Amcor”).

(b)             “Change in Control” has the definition given to such term in the Amcor Plc 2019 Omnibus Management Share Plan, effective as of June 11, 2019 (the “Amcor Omnibus Plan”).

(c)             “Committee” means means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(d)             “Fair Market Value” has the definition given to such term in the Amcor Omnibus Plan.

(e)             “Stock” means an ordinary share, par value $0.01 per share, of Amcor.

3.             By adjusting the maximum number of shares of Stock available for the use in granting awards under the plan (to reflect the effect of the Merger on the shares of Berry common stock) to equal (i) the number of shares of Berry common stock available for issuance under the Plan as of immediately prior to the Effective Time (as defined in the Merger Agreement) multiplied by (ii) 7.25, rounded down to the nearest whole share (all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options), subject to Section 2.2 of the Plan and subject to adjustment in accordance with Section 5.2 of the Plan.

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2

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of the day and year first above written.

AMCOR PLC

By:	/s/ Damien Clayton
Name:	Damien Clayton
Title:	Company Secretary